FRONTIER FINANCIAL CORPORATION
332 SW Everett Mall Way
Everett, Washington 98204

Contact: Patrick M. Fahey
Frontier Financial Corporation
Chairman and CEO
425-423-7250

Michael Clementz
Frontier Financial Corporation
President
425-514-0717

John J. Dickson
Frontier Bank
President
425-514-0700

NEWS RELEASE

For release July 29, 2009, 5:30 A.M. PDT

FRONTIER FINANCIAL CORPORATION ANNOUNCES
SECOND QUARTER 2009 RESULTS

EVERETT, WASHINGTON – July 29, 2009 – Frontier Financial Corporation (NASDAQ: FTBK) today announced results for the three and six months ended June 30, 2009.  For the three months ended June 30, 2009, the Corporation reported a net loss of $50.0 million, or ($1.06) per diluted share, compared to a net loss of $33.8 million, or ($0.72) per diluted share, for the three months ended March 31, 2009, and net income of $2.1 million, or $0.04 per diluted share, for the three months ended June 30, 2008.  For the six months ended June 30, 2009, the Corporation reported a net loss of $83.8 million, or ($1.78) per diluted share, compared to net income of $17.6 million, or $0.37 per diluted share, for the same period a year ago.

The results for the three and six months ended June 30, 2009, reflect continued pressure from an uncertain economy and the negative impact on the local housing market.  The ratio of nonperforming assets has increased to 20.53% of total assets at June 30, 2009, up from 16.25% at March 31, 2009, and 2.97% a year ago.  Because of this continued pressure, the provision for loan losses was $77.0 million for the three months ended June 30, 2009, compared to $58.0 million and $24.5 million for the three months ended March 31, 2009 and June 30, 2008, respectively.  For the six months ended June 30, 2009, the provision for loan losses totaled $135.0 million, compared to $33.5 million for the same period in 2008.  Net charge-offs for the three and six months ended June 30, 2009, totaled $90.2 million and $149.8 million, respectively, compared to $6.5 million and $9.5 million, respectively, for the same periods a year ago.

Despite these challenging times, the Board of Directors and management continue to take important steps to strengthen the Corporation.  Management has been diligently working to reduce the concentration in real estate construction and land development loans, and has successfully reduced these portfolios by $916.0 million, or 37.1%, from June 30, 2008 to June 30, 2009, including undisbursed loan commitments, as defined by the FDIC.

As part of our ongoing strategy to reduce noninterest expense, the Board of Directors voted to suspend the Corporation’s matching of employee 401(K) Plan contributions, effective May 1, 2009.  This cost saving measure is expected to reduce noninterest expense by approximately $1.7 million annually.  This is in addition to other previously announced expense reduction measures; including reductions to executive compensation, salary freezes and the elimination of performance bonuses and discretionary profit sharing contributions to the 401(K) Plan for the year ended December 31, 2008.

On June 11, 2009, we announced a workforce reduction of approximately six percent of the workforce, effective immediately.  The action was taken as the result of an ongoing review of Bank operations to identify ways to operate more efficiently and continue to adjust the Bank’s structure to reflect current economic conditions.  The reductions occurred at all levels and in all parts of the Corporation. The departing employees received severance pay based on their years of service.  This reduction resulted in a $360 thousand pre-tax charge in the second quarter of 2009 and is expected to provide an annual pre-tax cost savings of approximately $2.5 million.

Subsequent to June 30, 2009, the decision was made to close our downtown Poulsbo branch as a result of our continuing efforts to reduce noninterest expense.  We currently have another Poulsbo branch that is within 0.8 miles of the branch being closed, and therefore, we do not expect our customers to be adversely affected by the closure.  This branch closure had no material effect on our consolidated financial statements for the period ended June 30, 2009.

Patrick M. Fahey, Chairman and CEO of Frontier Financial Corporation said, “While economic conditions remain difficult, we have made progress in a number of areas as noted in this report.  I am pleased with the efforts of our staff to maintain and build customer relationships, to control expenses and resolve problem loans.  While we have reduced the concentration in acquisition, construction and development loans significantly from a year ago, this continues to be our primary challenge, despite signs of recovery in the housing markets.”

As noted in our March 25, 2009, Form 8-K filing, Frontier Bank (“Bank”) entered into a Stipulation and Consent to the Issuance of an Order to Cease and Desist (“FDIC Order”) on March 20, 2009 with the Federal Deposit Insurance Corporation (“FDIC”) and the Washington Department of Financial Institutions, Division of Banks (“DFI”) resulting from a June 30, 2008 examination.  In addition, on July 2, 2009, Frontier Financial Corporation entered into an agreement with the Federal Reserve Bank of San Francisco (“FRB”) resulting from the same examination. The Corporation and the Bank have been actively engaged in responding to the concerns raised in the FDIC Order and FRB Agreement, and we believe we have already addressed all of the regulators’ requirements, with the exception of increasing Tier 1 capital, in which efforts are currently underway.

Liquidity

We continue to closely monitor and manage our liquidity position, understanding that this is of critical importance in the current economic environment.  Attracting and retaining customer deposits remains our primary source of liquidity.  Noninterest bearing deposits increased $9.4 million, or 2.4%, from December 31, 2008 to June 30, 2009, and $15.6 million, or 4.0%, from a year ago.

In an effort to increase on-balance sheet liquidity, we have been focused on restructuring our balance sheet, and in particular, reducing the loan portfolio.  For the first six months of 2009, total loans decreased $362.5 million, or 9.6%, compared to December 31, 2008.  Year-over-year, total loans decreased $391.1 million, or 10.3%.  Additionally, we have increased our federal funds sold balances to $289.9 million at June 30, 2009, an increase of $172.1 million from December 31, 2008, and $271.6 million from a year ago.

Capital

We are currently taking steps to strengthen our capital position.  We continue to look at adding capital through a private equity investment and have engaged an investment banking firm to help facilitate this process.  Emphasis has also been placed on shifting higher risk weighted assets into lower risk weighted categories for the purpose of calculating capital ratios.  At June 30, 2009, our total risk-based capital and Tier 1 leverage capital ratios were 9.42% and 6.74%, respectively, and continue to be above the established minimum regulatory capital levels.  Our tangible common equity ratio was 6.74% at June 30, 2009.

Review of Financial Condition

Loans

At June 30, 2009, total loans, including loans held for resale, were $3.42 billion, compared to $3.78 billion at December 31, 2008, and $3.81 billion at June 30, 2008.

The decreases in total loans at June 30, 2009, compared to the year ended 2008 and a year ago, is attributable to decreases in new loan originations, loan pay downs and increased loan charge-offs.  With few exceptions, we have suspended the origination of new real estate construction, land development and completed lot loans.  New loan originations for the first six months of 2009 totaled $77.7 million, compared to $583.7 million for the same period in 2008.

Management continues to recognize loan quality deterioration on a timely basis and aggressively address work out strategies.  Net charge-offs for the three and six months ended June 30, 2009, totaled $90.2 million and $149.8 million, respectively, compared to $6.5 million and $9.5 million, respectively, for the same periods a year ago.  Due to the increased net charge-off’s, the Corporation has adjusted its income tax provision to claim these losses as current tax deductions.

Allowance for Loan Losses

The total allowance for loan losses was $98.6 million, or 2.89%, of total loans outstanding at June 30, 2009, compared to $112.6 million, or 2.98%, at December 31, 2008, and $78.7 million, or 2.07%, at June 30, 2008. The allowance for loan losses, including the reclassified allocation for undisbursed loans of $1.3 million, would amount to a total allowance of $99.9 million, or 2.92%, of total loans outstanding at June 30, 2009.

Asset Quality

Nonperforming assets are summarized as follows (in thousands):

	June 30,	March 31,	December 31,	September 30,	June 30,
	2009	2009	2008	2008	2008
Commercial and industrial	$27,092	$12,745	$12,908	$1,256	$394
Real estate:
Commercial	73,130	14,527	10,937	2,986	-
Construction	267,102	286,342	181,905	135,419	96,526
Land development	267,907	217,082	177,139	40,602	13,450
Completed lots	88,072	94,438	34,005	17,949	7,872
Residential 1-4 family	40,433	30,521	17,686	6,985	1,010
Installment and other	822	718	645	-	684
Total nonaccruing loans	764,558	656,373	435,225	205,197	119,936

Other real estate owned	54,222	18,874	10,803	3,693	3,681
Total nonperforming assets	$818,780	$675,247	$446,028	$208,890	$123,617

Restructured loans	-	-	-	-	-

Total loans at end of period (1)	$3,416,219	$3,659,510	$3,778,733	$3,832,052	$3,807,278
Total assets at end of period	$3,987,403	$4,154,267	$4,104,445	$4,244,963	$4,156,721

Total nonaccruing loans to total loans	22.38%	17.94%	11.52%	5.35%	3.15%
Total nonperforming assets to total assets	20.53%	16.25%	10.87%	4.92%	2.97%

(1) Includes loans held for resale.

The ratio of loans past due over 90 days was 20.3% of total loans at June 30, 2009, compared to 8.9% at December 31, 2008, and 3.2% at June 30, 2008.  There were no loans 90 days or more past due and still accruing interest at June 30, 2009.

Results of Operations

Net interest income

Net interest income for the three months ended June 30, 2009, was $21.4 million, compared to $23.8 million for the three months ended March 31, 2009, and $44.9 million for the three months ended June 30, 2008.  Net interest income for the six months ended June 30, 2009, totaled $45.2 million, compared to $92.3 million for the same period a year ago.

Net interest income decreased $2.3 million, or 9.7%, for the three months ended June 30, 2009, compared to the linked quarter.  For the period, changes in average earning assets and interest bearing liabilities increased net interest income by $347 thousand whereas changes in interest rates decreased net interest income by $2.6 million.  For the second quarter of 2009, average earning assets decreased $213.7 million, or 5.1%, and average interest bearing liabilities decreased $175.0 million, or 5.0%.  The average quarterly yield on earning assets decreased 29 basis points to 4.66% for the second quarter 2009, compared to 4.95% for the first quarter 2009.  The average cost of funds decreased 18 basis points for the same period.

For the three months ended June 30, 2009, net interest income decreased $23.5 million, or 52.2%, compared to the same period a year ago.  For the period, changes in average earning assets and interest bearing liabilities decreased net interest income by $5.8 million and changes in interest rates decreased net interest income by $17.7 million.  For the quarter ended June 30, 2009, average net earning assets (earning assets less interest bearing liabilities) totaled $631.4 million, compared to $698.4 million a year ago, a decrease of $67.0 million, or 9.6%.  The average yield on earning assets was 4.66% for the second quarter 2009, down 282 points from 7.48% for the second quarter 2008.  The average cost on interest bearing liabilities was down 52 basis points for the period.

For the six months ended June 30, 2009, net interest income decreased $47.1 million, or 51.0%, compared to the six months ended June 30, 2008.  For the period, average earning assets increased $190.9 million, resulting in an additional $1.7 million of interest income.  Average interest bearing liabilities increased $234.5 million for the six months ended June 30, 2009, compared to the same period a year ago, resulting in $10.1 million of additional interest expense.  Therefore, changes in average earning assets and interest bearing liabilities for the six months ended June 30, 2009, compared to the same period a year, negatively impacted net interest income by $8.4 million.  Changes in interest rates reduced net interest income by $38.7 million for the same period.  Year-over-year, the average yield on earning assets and average cost of funds decreased 303 basis points and 64 basis points, respectively.

The annualized tax equivalent net interest margin was 2.21% for the three months ended June 30, 2009, compared to 4.63% for the three months ended June 30, 2008, a decrease of 242 basis points.  For the three months ended June 30, 2009, the reversal of $5.4 million of interest accruals lowered the tax equivalent net interest margin by approximately 55 basis points.  The remainder of the decrease in net interest margin can be attributed to the increase in total nonaccruing loans, lower loan fees as a result of reduced loan originations and a reduction of average outstanding loan balances.

The annualized tax equivalent net interest margin was 2.26% for the six months ended June 30, 2009, compared to 4.82% for the six months ended June 30, 2008, a decrease of 256 basis points.  For the six months ended June 30, 2009, the reversal of $11.7 million of interest income on nonaccrual loans lowered the tax equivalent net interest margin by approximately 58 basis points.  The year-over-year decrease in the tax equivalent net interest margin can also be attributed to the increase in total nonaccruing loans, as well as, decreases in interest rates by the Federal Reserve, and the resulting repricing of variable rate loans at lower rates.  At June 30, 2009, the Federal Funds rate was 0.25%, down 175 basis points from 2.00% at June 30, 2008.  In addition, loan originations for the six months ended June 30, 2009, decreased 86.7%, compared to the same period a year ago, resulting in lower loan fees.

Also contributing to the decrease in the annualized tax equivalent net interest margin for the three and six months ended June 30, 2009, compared to the same periods in 2008, was the change in mix of earning assets. As previously mentioned, in an effort to increase on-balance sheet liquidity, we have increased federal funds sold balances.  For the second quarter of 2009, average federal funds sold accounted for approximately 6.1% of total earning assets, compared to 0.05% for the second quarter of 2008.  For the six months ended June 30, 2009 and 2008, average federal funds sold accounted for approximately 6.8% and 0.2% of total earning assets, respectively.  Typically, federal funds sold are a lower earning asset and currently yield a rate of 0.25%.

Noninterest income

For the three months ended June 30, 2009, noninterest income totaled $3.6 million, compared to $4.3 million for the three months ended March 31, 2009, and $4.2 million for the three months ended June 30, 2008.  For the six months ended June 30, 2009, noninterest income totaled $7.9 million, compared to $10.5 million for the same period a year ago.

Noninterest income decreased $732 thousand, or 16.9%, for the three months ended June 30, 2009, compared to the linked quarter, and $608 thousand, or 14.5%, compared to the same period a year ago.  For both periods, the decrease in noninterest income is primarily attributable to the net loss on other real estate owned and the decrease in other noninterest income.  During the second quarter 2009, we recognized a net loss of $451 thousand related to other real estate owned, as the result of a $3.8 million valuation adjustment, partially offset by a $3.3 million gain on sale of other real estate owned.  The valuation adjustment was the result of declines in the market value of these properties subsequent to foreclosure.  The linked quarter and year-over-year decreases in other noninterest income are primarily attributable to decreases in insurance and financial service fees and annuity commissions generated by our Trust department.

For the six months ended June 30, 2009, noninterest income decreased $2.6 million, or 24.7%, compared to the six months ended June 30, 2008.  The decrease in noninterest income for the period is primarily attributable to the $2.6 million decrease in gain (loss) on sale of securities.  For the six months ended June 30, 2009, we recognized a $102 thousand loss on sale of securities, compared to a $2.5 million gain on sale of securities for the six months ended June 30, 2008.  For the six months ended June 30, 2008, we sold our stock in Skagit State Bank of a gain of $2.0 million and recorded a one-time gain of $274 thousand related to the required liquidation of a portion of our stake of VISA, Inc., which went public in March 2008.

Noninterest expense

For the three months ended June 30, 2009, total noninterest expense was $25.4 million, compared to $23.3 million for the three months ended March 31, 2009, and $21.5 million for the three months ended June 30, 2008.  For the six months ended June 30, 2009, total noninterest expense was $48.7 million, compared to $43.1 million for the six months ended June 30, 2008.

For the three months ended June 30, 2009, noninterest expense increased $2.1 million, or 9.0%, compared to the linked quarter.  Other noninterest expense totaled $10.3 million for the three months ended June 30, 2009, compared to $7.7 million for the three months ended March 31, 2009, an increase of $2.6 million, or 33.1%.  The most significant increase related to the $1.9 million 5 basis point special FDIC insurance assessment to be paid in the third quarter of 2009.  In addition, foreclosure expense increased $387 thousand, collection expense increased $337 thousand and legal fees increased $159 thousand.  The increases in these expenses are directly related to the increase in nonperforming assets during the period.

For the three months ended June 30, 2009, noninterest expense increased $3.9 million, or 17.9%, compared to the same period a year ago.  For the same period, other noninterest expense increased $4.9 million, or 91.5%.  The increase in other noninterest expense for the period was primarily attributable to the $4.8 million increase in FDIC insurance assessments and the one-time 5 basis point special assessment to be paid in the third quarter of 2009.

For the six months ended June 30, 2009, noninterest expense increased $5.6 million, or 13.0%.  For the period, salaries and employee benefits decreased $1.9 million, or 7.3%, primarily as the result of the elimination of bonus and incentive pay, a reduction in executive compensation, a moratorium on hiring and a reduction in force.  At June 30, 2009, full time equivalents (“FTE”) employees totaled 714, down from 813 at June 30, 2008.  In addition, the Board of Directors voted to suspend the Corporation’s matching of employee 401(K) Plan contributions, effective May 1, 2009.

The increase in other noninterest expense for the six months ended June 30, 2009, over the same period in 2008, is primarily attributable to an increase in FDIC insurance assessments and the one-time special assessment to be paid in the third quarter of 2009.

Certain amounts in prior years’ financial statements have been reclassified to conform to the 2009 presentation.  These classifications have not had an effect on previously reported income or total equity.

Frontier Financial Corporation is a Washington-based financial holding company providing financial services through its commercial bank subsidiary, Frontier Bank.  Frontier Bank offers a wide range of financial services to businesses and individuals in its market area, including investment and insurance products.

CERTAIN FORWARD-LOOKING INFORMATION -- This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). This statement is included for the express purpose of availing Frontier of the protections of the safe harbor provisions of the PSLRA. The forward-looking statements contained herein are subject to factors, risks and uncertainties that may cause actual results to differ materially from those projected.  The following items are among the factors that could cause actual results to differ materially from the forward-looking statements: general economic conditions, including their impact on capital expenditures; business conditions in the banking industry; recent world events and their impact on interest rates, businesses and customers; the regulatory environment; new legislation; vendor quality and efficiency; employee retention factors; rapidly changing technology and evolving banking industry standards; competitive standards; including increased competition with community, regional and national financial institutions; fluctuating interest rate environments; higher than expected loan delinquencies; and similar matters. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only at the date of this release.

Frontier undertakes no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release. Readers should carefully review the risk factors described in this and other documents Frontier files from time to time with the Securities and Exchange Commission, including Frontier’s 2008 Form 10-K.

FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except for shares and per share amounts)
(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2009	2009	2008
INTEREST INCOME
Interest and fees on loans	$44,732	$49,400	$70,970
Interest on investments	849	1,091	1,372
Total interest income	45,581	50,491	72,342
INTEREST EXPENSE
Interest on deposits	20,148	22,635	23,261
Interest on borrowed funds	3,984	4,102	4,190
Total interest expense	24,132	26,737	27,451
Net interest income	21,449	23,754	44,891
PROVISION FOR LOAN LOSSES	77,000	58,000	24,500
Net interest income (loss) after provison for loan losses	(55,551)	(34,246)	20,391

NONINTEREST INCOME
Gain (loss) on sale of securities	(149)	47	144
Gain on sale of secondary mortgage loans	630	584	377
Net loss on sale of other real estate owned	(451)	-	-
Service charges on deposit accounts	1,539	1,446	1,421
Other noninterest income	2,021	2,245	2,256
Total noninterest income	3,590	4,322	4,198

NONINTEREST EXPENSE
Salaries and employee benefits	12,217	12,420	12,592
Occupancy expense	2,732	2,838	2,991
State business taxes	179	326	594
Other noninterest expense	10,259	7,708	5,356
Total noninterest expense	25,387	23,292	21,533
INCOME (LOSS) BEFORE PROVISION
(BENEFIT) FOR INCOME TAXES	(77,348)	(53,216)	3,056
PROVISION (BENEFIT) FOR INCOME TAXES	(27,354)	(19,405)	982
NET INCOME (LOSS)	$(49,994)	$(33,811)	$2,074
Weighted average number of
shares outstanding for the period	47,131,853	47,126,801	47,006,729
Basic earnings (losses) per share	$(1.06)	$(0.72)	$0.04
Weighted average number of diluted shares
outstanding for period	47,131,853	47,126,801	47,069,136
Diluted earnings (losses) per share	$(1.06)	$(0.72)	$0.04

FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS (Continued)
(In thousands, except for shares and per share amounts)
(Unaudited)

	Six Months Ended
	June 30,	June 30,
	2009	2008
INTEREST INCOME
Interest and fees on loans	$94,132	$146,888
Interest on investments	1,940	2,954
Total interest income	96,072	149,842
INTEREST EXPENSE
Interest on deposits	42,783	48,986
Interest on borrowed funds	8,086	8,567
Total interest expense	50,869	57,553
Net interest income	45,203	92,289
PROVISION FOR LOAN LOSSES	135,000	33,500
Net interest income (loss) after provison for loan losses	(89,797)	58,789

NONINTEREST INCOME
Gain (loss) on sale of securities	(102)	2,468
Gain on sale of secondary mortgage loans	1,214	766
Net gain (loss) on sale of other real estate owned	(451)	12
Service charges on deposit accounts	2,985	2,746
Other noninterest income	4,266	4,509
Total noninterest income	7,912	10,501

NONINTEREST EXPENSE
Salaries and employee benefits	24,637	26,585
Occupancy expense	5,570	5,581
State business taxes	505	1,145
Other noninterest expense	17,967	9,767
Total noninterest expense	48,679	43,078
INCOME (LOSS) BEFORE PROVISION
(BENEFIT) FOR INCOME TAXES	(130,564)	26,212
PROVISION (BENEFIT) FOR INCOME TAXES	(46,759)	8,637
NET INCOME (LOSS)	$(83,805)	$17,575
Weighted average number of
shares outstanding for the period	47,126,801	47,296,849
Basic earnings (losses) per share	$(1.78)	$0.37
Weighted average number of diluted shares
outstanding for period	47,126,801	47,385,620
Diluted earnings (losses) per share	$(1.78)	$0.37

FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(In thousands, except for shares and per share amounts)
(Unaudited)

	June 30,	December 31,	June 30,
	2009	2008	2008
ASSETS
Cash and due from banks	$42,697	$52,022	$68,161
Federal funds sold	289,871	117,740	18,265
Securities
Available for sale, at fair value	80,318	90,606	108,796
Held to maturity, at amortized cost	3,081	3,085	3,740
Total securities	83,399	93,691	112,536

Loans held for resale	5,271	6,678	3,793
Loans	3,410,948	3,772,055	3,803,485
Allowance for loan losses	(98,583)	(112,556)	(78,722)
Net loans	3,317,636	3,666,177	3,728,556

Premises and equipment, net	49,649	51,502	52,212
Intangible assets	687	794	78,009
Federal Home Loan Bank (FHLB) stock	19,885	19,885	21,698
Bank owned life insurance	24,824	24,321	24,236
Other real estate owned	54,222	10,803	3,681
Other assets	104,533	67,510	49,367
Total assets	$3,987,403	$4,104,445	$4,156,721

LIABILITIES
Deposits
Noninterest bearing	$404,832	$395,451	$389,275
Interest bearing	2,844,301	2,879,714	2,907,051
Total deposits	3,249,133	3,275,165	3,296,326

Federal funds purchased and
securities sold under repurchase agreements	17,564	21,616	38,005
Federal Home Loan Bank advances	421,130	429,417	330,249
Junior subordinated debentures	5,156	5,156	5,156
Other liabilities	24,934	21,048	24,773
Total liabilities	3,717,917	3,752,402	3,694,509

SHAREHOLDERS' EQUITY
Preferred stock, no par value; 10,000,000 shares authorized	-	-	-
Common stock, no par value; 100,000,000 shares authorized	257,694	256,137	254,703
Retained earnings	14,215	98,020	208,221
Accumulated other comprehensive loss, net of tax	(2,423)	(2,114)	(712)
Total shareholders' equity	269,486	352,043	462,212
Total liabilities and shareholders' equity	$3,987,403	$4,104,445	$4,156,721

Shares outstanding at end of period	47,131,853	47,095,103	47,010,131

Book value	$5.72	$7.48	$9.83
Tangible book value	$5.70	$7.46	$8.17

FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED OTHER FINANCIAL INFORMATION AND RATIOS
(In thousands)
(Unaudited)

	For the Period Ended (Year-to-Date)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2009	2009	2008	2008	2008
Loans by Type (including loans
held for resale)
Commercial and industrial	$425,221	$444,681	$457,215	$452,286	$448,360
Real Estate:
Commercial	1,017,204	1,020,530	1,044,833	1,049,939	1,048,321
Construction	713,571	870,201	949,909	1,030,591	1,048,552
Land development	476,562	512,804	580,453	607,501	598,931
Completed lots	272,824	297,702	249,685	242,234	236,004
Residential 1-4 family	433,884	443,361	431,170	379,485	357,650
Installment and other loans	76,953	70,231	65,468	70,016	69,460
Total loans	$3,416,219	$3,659,510	$3,778,733	$3,832,052	$3,807,278

Allowance for Loan Losses
Balance at beginning of period	$114,638	$114,638	$57,658	$57,658	$57,658
Provision for loan losses	135,000	58,000	120,000	75,600	33,500
Loans charged-off
Commercial and industrial	(18,891)	(5,355)	(3,101)	(1,167)	(381)
Real Estate:
Commercial	(1,176)	(149)	(1,264)	-	-
Construction	(62,036)	(29,448)	(31,968)	(17,316)	(9,275)
Land development	(38,015)	(19,057)	(12,165)	(1,050)	-
Completed lots	(19,286)	(3,504)	(13,839)	(4,031)	-
Residential 1-4 family	(10,771)	(2,127)	(846)	(250)	-
Installment and other loans	(1,089)	(205)	(343)	(246)	(106)
Total charged-off loans	(151,264)	(59,845)	(63,526)	(24,060)	(9,762)
Recoveries
Commercial and industrial	496	211	308	237	226
Real Estate:
Commercial	-	-	-	-	-
Construction	863	51	161	9	10
Land development	57	57	-	-	-
Completed lots	66	16	9	5	-
Residential 1-4 family	27	-	-	-	-
Installment and other loans	4	2	28	23	11
Total recoveries	1,513	337	506	274	247
Net (charge-offs) recoveries	(149,751)	(59,508)	(63,020)	(23,786)	(9,515)
Balance before portion identified
for undisbursed loans	99,887	113,130	114,638	109,472	81,643
Reserve acquired in merger	-	-	-	-	-
Portion of reserve identified for
undisbursed loans	(1,304)	(1,646)	(2,082)	(2,837)	(2,921)
Balance at end of period	$98,583	$111,484	$112,556	$106,635	$78,722

Allowance for loan losses as a
percentage of total loans,
including loans held for resale	2.89%	3.05%	2.98%	2.78%	2.07%

FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED OTHER FINANCIAL INFORMATION AND RATIOS (Continued)
(In thousands)
(Unaudited)

	For the Period Ended (Year-to-Date)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2009	2009	2008	2008	2008
Nonperforming Assets (NPA)
Nonaccruing loans	$764,558	$656,373	$435,225	$205,197	$119,936
Other real estate owned	54,222	18,874	10,803	3,693	3,681
Total nonperforming assets	818,780	675,247	446,028	208,890	123,617

Restructured loans	-	-	-	-	-
Total impaired assets	$818,780	$675,247	$446,028	$208,890	$123,617

Total nonaccruing loans to total loans	22.38%	17.94%	11.52%	5.35%	3.15%
Total NPA to total assets	20.53%	16.25%	10.87%	4.92%	2.97%

Interest Bearing Deposits
Money market, sweep and NOW	$409,606	$365,807	$325,554	$557,323	$600,023
Savings	285,725	334,076	365,114	418,535	367,731
Time deposits	2,148,970	2,243,362	2,189,046	2,050,857	1,939,297
Total interest bearing deposits	$2,844,301	$2,943,245	$2,879,714	$3,026,715	$2,907,051

Capital Ratios
Tier 1 leverage ratio	6.74%	7.60%	8.62%	8.88%	9.69%
Tier 1 risk-based capital ratio	8.15%	9.13%	9.64%	9.48%	9.96%
Total risk-based capital ratio	9.42%	10.40%	10.91%	10.75%	11.22%

	For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Performance Ratios	2009	2009	2008	2008	2008
ROA (annualized)	-4.92%	-3.18%	-8.68%	-1.69%	0.20%
ROE (annualized)	-63.92%	-38.70%	-81.58%	-15.32%	1.75%

Average assets	$4,061,874	$4,248,979	$4,125,319	$4,221,730	$4,087,538
Average shareholders' equity	$312,851	$349,465	$438,908	$464,500	$473,750

	For the Period Ended (Year-to-Date)
	June 30,	March 31,	December 31,	September 30,	June 30,
Performance Ratios	2009	2009	2008	2008	2008
ROA (annualized)	-4.03%	-3.18%	-2.18%	-0.01%	0.87%
ROE (annualized)	-50.63%	-38.70%	-19.42%	-0.06%	7.44%

Average assets	$4,154,923	$4,248,979	$4,107,571	$4,102,034	$4,041,808
Average shareholders' equity	$331,056	$349,465	$461,981	$469,727	$472,369

FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED OTHER FINANCIAL INFORMATION AND RATIOS (Continued)
(In thousands)
(Unaudited)

Quarterly Average Balances

	June 30, 2009	June 30, 2008	$ Change	% Change
Assets
Cash and due from banks	$43,367	$50,205	$(6,838)	-13.6%
Federal funds sold	239,315	1,994	237,321	11901.8%

Securities available for sale	84,176	121,195	(37,019)	-30.5%
Securities held to maturity	3,083	2,216	867	39.1%
Total securities	87,259	123,411	(36,152)	-29.3%

Loans held for resale	8,151	3,543	4,608	130.1%
Loans
Commercial and industrial	444,572	437,414	7,158	1.6%
RE commercial	1,020,838	1,024,190	(3,352)	-0.3%
RE construction	827,641	1,080,338	(252,697)	-23.4%
RE land development	501,469	578,954	(77,485)	-13.4%
RE completed lots	292,891	241,750	51,141	21.2%
RE residential 1-4 family	435,596	330,612	104,984	31.8%
Installment and other	71,186	67,936	3,250	4.8%
Total	3,602,344	3,764,737	(162,393)	-4.3%
Allowance for loan losses	(116,225)	(63,565)	(52,660)	82.8%
Net loans	3,486,119	3,701,172	(215,053)	-5.8%

Premises and equipment, net	50,450	51,751	(1,301)	-2.5%
Intangible assets	714	78,036	(77,322)	-99.1%
FHLB Stock	19,885	20,339	(454)	-2.2%
Bank owned life insurance	24,693	24,112	581	2.4%
Other real estate owned	28,447	1,870	26,577	1421.2%
Other assets	81,625	34,648	46,977	135.6%
Total assets	$4,061,874	$4,087,538	$(25,664)	-0.6%

Liabilities
Deposits:
Noninterest bearing	$406,910	$377,131	$29,779	7.9%
Interest bearing
MMA, Sweep and NOW	388,049	645,409	(257,360)	-39.9%
Savings	300,522	345,192	(44,670)	-12.9%
Time deposits	2,178,557	1,765,116	413,441	23.4%
Total interest bearing	2,867,128	2,755,717	111,411	4.0%
Total deposits	3,274,038	3,132,848	141,190	4.5%

Fed funds purchased and
repurchase agreements	18,784	118,866	(100,082)	-84.2%
FHLB Advances	426,288	332,297	93,991	28.3%
Junior subordinated debt	5,156	5,156	-	0.0%
Other liabilities	24,757	24,621	136	0.6%
Total liabilities	3,749,023	3,613,788	135,235	3.7%
Total shareholders’ equity	312,851	473,750	(160,899)	-34.0%
Total liabilities and shareholders’ equity	$4,061,874	$4,087,538	$(25,664)	-0.6%

FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED OTHER FINANCIAL INFORMATION AND RATIOS (Continued)
(In thousands)
(Unaudited)

Year-to-Date Average Balances

	June 30, 2009	June 30, 2008	$ Change	% Change
Assets
Cash and due from banks	$45,925	$49,778	$(3,853)	-7.7%
Federal funds sold	275,805	6,946	268,859	3870.7%

Securities available for sale	82,477	127,518	(45,041)	-35.3%
Securities held to maturity	3,083	3,742	(659)	-17.6%
Total securities	85,560	131,260	(45,700)	-34.8%

Loans held for resale	7,259	4,174	3,085	73.9%
Loans
Commercial and industrial	445,482	417,279	28,203	6.8%
RE commercial	1,024,583	1,020,161	4,422	0.4%
RE construction	882,109	1,074,283	(192,174)	-17.9%
RE land development	529,754	567,163	(37,409)	-6.6%
RE completed lots	282,629	243,603	39,026	16.0%
RE residential 1-4 family	432,973	312,065	120,908	38.7%
Installment and other	69,004	67,705	1,299	1.9%
Total	3,673,793	3,706,433	(32,640)	-0.9%
Allowance for loan losses	(118,566)	(59,573)	(58,993)	99.0%
Net loans	3,555,227	3,646,860	(91,633)	-2.5%

Premises and equipment, net	50,858	50,216	642	1.3%
Intangible assets	741	78,085	(77,344)	-99.1%
FHLB Stock	19,885	19,539	346	1.8%
Bank owned life insurance	24,564	23,983	581	2.4%
Other real estate owned	21,640	1,268	20,372	1606.6%
Other assets	74,718	33,873	40,845	120.6%
Total assets	$4,154,923	$4,041,808	$113,115	2.8%

Liabilities
Deposits:
Noninterest bearing	$395,358	$371,430	$23,928	6.4%
Interest bearing
MMA, Sweep and NOW	359,622	677,837	(318,215)	-46.9%
Savings	329,381	305,460	23,921	7.8%
Time deposits	2,263,587	1,749,984	513,603	29.3%
Total interest bearing	2,952,590	2,733,281	219,309	8.0%
Total deposits	3,347,948	3,104,711	243,237	7.8%

Fed funds purchased and
repurchase agreements	18,850	99,645	(80,795)	-81.1%
FHLB Advances	427,797	331,824	95,973	28.9%
Junior subordinated debt	5,156	5,156	-	0.0%
Other liabilities	24,116	28,103	(3,987)	-14.2%
Total liabilities	3,823,867	3,569,439	254,428	7.1%
Total shareholders’ equity	331,056	472,369	(141,313)	-29.9%
Total liabilities and shareholders’ equity	$4,154,923	$4,041,808	$113,115	2.8%